October 23, 2018

AdvisorOne Funds

17605 Wright Street

Omaha, NE 68130

Re: AdvisorOne Funds, File Nos. 333-20635 and 811-08037

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 116 to the AdvisorOne Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 122 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP